EXHIBIT 4.18

             CERTIFICATE GUARANTY INSURANCE POLICY ENDORSEMENT


Attached to and forming                    Effective Date of Endorsement:
part of Policy No. AB0336 BE               February 15, 2000
issued to:




Wilmington Trust Company
not in its individual capacity but solely as Subordination
Agent under the Agreement

Citibank, N.A., as Class G Liquidity Provider and Class C Liquidity Provider, solely with respect to Deficiency Amounts described in item (g) of the definition of "Deficiency Amount"

          For all purposes of this Policy, the following terms shall have the following meanings:

          "Agreement" shall mean the Intercreditor Agreement, dated as of February ___, 2000, by and among Wilmington Trust Company, as Class G Trustee and Class C Trustee, Citibank, N.A., as Class G Liquidity Provider and Class C Liquidity Provider, Ambac Assurance Corporation, as Policy Provider, and Wilmington Trust Company, as Subordination Agent, without regard to any amendment or supplement thereto unless such amendment or supplement has been executed, or otherwise approved in writing, by the Insurer.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Subordination Agent or the office of the Insurer specified pursuant to Section 10.3 of the Agreement is located are authorized or obligated by law or executive order to close.

          "Class G Trustee" shall mean Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement, or any successor thereto under the Trust Agreement.

          "Deficiency Amount" shall mean:

          (a) with respect to any Regular Distribution Date other than the Final Legal Distribution Date, any shortfall in amounts available to the Subordination Agent for the payment of accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class G Certificates on such Distribution Date (after giving effect to the subordination provisions of the Agreement and to the application on such date of (i) any amounts received by the Escrow Agent in the Class G Paying Agent Account in respect of accrued interest on the Class G Deposits, (ii) any drawing paid under the Class G Liquidity Facility in respect of interest due on the Class G Certificates and (iii) any amounts withdrawn from the Class G Cash Collateral Account in respect of interest due on the Class G Certificates);

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          (b) with respect to any Special Distribution Date (other than an
Election Distribution Date) established by reason of receipt of a Special Payment constituting the proceeds of any Series G Equipment Notes or the related Collateral, as the case may be, any shortfall in amounts available to the Subordination Agent to pay to the Holders an amount equal to the outstanding principal amount of such Series G Equipment Note (determined immediately prior to the receipt of such proceeds) plus interest on such principal amount accrued at the Stated Interest Rate on the Class G Certificates from the immediately preceding Regular Distribution Date to such Special Distribution Date (after giving effect to the subordination provisions of the Agreement and to the application on such date of (i) any amounts received by the Escrow Agent in the Class G Paying Agent Account in respect of accrued interest on the Class G Deposits, (ii) any drawing paid under the Class G Liquidity Facility in respect of interest due on the Class G Certificates and (iii) any amounts withdrawn from the Class G Cash Collateral Account in respect of interest due on the Class G Certificates, in each case, attributable to interest on such Series G Equipment Note);

          (c) with respect to any Special Distribution Date established by reason of the failure of the Subordination Agent to have received a Special Payment constituting the proceeds of any Series G Equipment Note or the related Collateral, as the case may be, on or before the date which is twenty-four (24) months after the last date on which any payment was made on such Series G Equipment Note as to which there has subsequently been a failure to pay principal or that has subsequently been accelerated, the amount equal to the outstanding principal amount of such Series G Equipment Note plus accrued interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Special Distribution Date; provided, however, if the Insurer shall have duly given a Notice of Insurer Election at any time prior to such Special Distribution Date, the Deficiency Amount with respect to such Special Distribution Date shall be an amount equal to the shortfall in amounts available to the Subordination Agent for the payment of the scheduled principal (without regard to the acceleration thereof) and interest at the Stated Interest Rate for the Class G Certificates on such Series G Equipment Note during such twenty-four (24) month period (after giving effect to the subordination provisions of the Agreement and to the application on such date of (i) any drawing paid under the Class G Liquidity Facility in respect of interest due on the Class G Certificates, and (ii) any withdrawal from the Class G Cash Collateral Account in respect of interest due on the Class G Certificates, in each case, attributable to interest on such Series G Equipment Note);

          (d) with respect to each Regular Distribution Date following the Special Distribution Date as to which any Notice of Insurer Election described in (c) above has been given in respect of any Series G Equipment Note, and prior to the establishment of an Election Distribution Date with respect to such Series G Equipment Note, an amount equal to the scheduled principal (without regard to the acceleration thereof) and (without duplication of any payments that may be required to be made under item (a) above) interest payments that were to become due on such Regular Distribution Date on such Series G Equipment Note;

          (e) with respect to any Special Distribution Date which is an Election Distribution Date, an amount equal to the shortfall in amounts available to the Subordination Agent to pay in full the then outstanding principal balance of the Series G Equipment Note as to which such Election Distribution Date relates and accrued interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Election Distribution Date less any Insured Amounts paid by the Insurer in respect of principal on such Series G Equipment Note and less any drawings paid on such Special Distribution Date under the Class G Liquidity Facility and withdrawals made on such Special Distribution Date from the

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Class G Cash Collateral Account attributable to such Series G Equipment
Note (after giving effect to the subordination provisions of the Agreement);

          (f) with respect to the Final Legal Distribution Date, any shortfall in amounts available to the Subordination Agent for the payment in full of the Final Distribution (calculated as of such date but excluding any accrued and unpaid premium) on the Class G Certificates (after giving effect to the subordination provisions of the Agreement and to the application on such date of (i) any amounts received by the Escrow Agent in the Class G Paying Agent Account in respect of accrued interest on the Class G Deposits, (ii) any drawing paid under the Class G Liquidity Facility in respect of interest included in the Final Distribution and
(iii) any withdrawal from the Class G Cash Collateral Account in respect of interest due on the Class G Certificates; and

          (g) with respect to any Distribution Date (including an Election Distribution Date) which occurs during any Excess Interest Period, the amount equal to the Excess Interest unpaid on such date.

          "Due for Payment" shall mean the portion of the Insured Amounts which is "Due for Payment" on any Distribution Date under this Policy; such portion shall be equal to the Deficiency Amount existing for such Distribution Date.

          "Election Distribution Date" shall mean any Special Distribution Date established (i) by the Subordination Agent in response to a notice given to the Subordination Agent by the Insurer not less than 20 days prior thereto that it desires to establish an Election Distribution Date and specifying such date, (ii) by reason of the occurrence and continuation of a Policy Provider Default occurring after a Notice of Insurer Election or
(iii) by reason of the receipt of a Special Payment constituting the proceeds of a Series G Equipment Note as to which a Notice of Insurer Election has been given or of the related Collateral.

          "Excess Interest" shall mean interest accrued on all outstanding Drawings under the Liquidity Facility of each Liquidity Provider (together with interest previously accrued thereon), exclusive of any default interest, from and after the first day of any Excess Interest Period to the date of determination.

          "Excess Interest Period" shall mean, with respect to any Series G Equipment Note, the period commencing on the day immediately following the end of the twenty-four (24) month period referred to in clause (c) of the definition of "Deficiency Amount" with respect to any such Series G Equipment Note, and ending on the later to occur of (i) the Final Legal Distribution Date and (ii) the date on which all obligations owed to any Liquidity Provider have been paid in full.

          "Final Legal Distribution Date" shall mean July 15, 2017.

          "Holder" shall mean any person who is the registered owner or beneficial owner of any of the Class G Certificates and who, on the applicable Distribution Date, is entitled under the terms of the Class G Certificates to payment thereunder.

          "Insurance Agreement" shall mean the Insurance and Indemnity Agreement (as may be amended, modified or supplemented from time to time), dated as of February 15, 2000, by and among the Insurer, American Trans Air, Inc. and Wilmington Trust Company, not in its individual capacity, but solely as Subordination Agent.

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          "Insurance Policy" or "Policy" shall mean the Certificate
Guaranty Insurance Policy of which this Endorsement is a part together with each and every endorsement thereto.

          "Insured Amount" shall mean, with respect to any Distribution Date, the Deficiency Amount for such Distribution Date.

          "Insured Obligations" shall mean the Class G Certificates.

          "Insured Payments" shall mean, (i) with respect to any Distribution Date, the aggregate amount actually paid by the Insurer to the Subordination Agent (or, with respect to Insured Amounts in respect of Deficiency Amounts described in item (g) of the definition of "Deficiency Amount" to the Liquidity Provider) in respect of the Insured Amount for such Distribution Date, and (ii) the Preference Amount for any given Business Day.

          "Insurer" shall mean Ambac Assurance Corporation, or any successor thereto, as issuer of the Insurance Policy.

          "Nonpayment" shall mean, with respect to any Distribution Date, a shortfall in the amounts available to the Subordination Agent for distribution to the Holders in respect of such Distribution Date, resulting in a Deficiency Amount.

          "Notice of Avoided Payment" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit B to the Policy, in each instance delivered or performed on a Business Day and sent to the contact person at the address and/or fax number set forth in Section 10.3 of the Agreement, the original of which is subsequently delivered by registered or certified mail from the Subordination Agent specifying the Preference Amount which shall be due and owing on the applicable Distribution Date.

          "Notice of Insurer Election" shall mean a notice given by the Insurer when no Policy Provider Default shall have occurred and be continuing, stating that the Insurer elects to make payments of Deficiency Amounts as defined under the proviso to clause (c) and the provisions of clause (d) and, if applicable, clause (e) of the definition of Deficiency Amounts in respect of any Series G Equipment Note in lieu of applying clause (c) (without the proviso) of the definition of Deficiency Amount, which notice shall be given to the Subordination Agent not less than five
(5) days prior to the Special Distribution Date established for payment of a Deficiency Amount under clause (c) of the definition thereof.

          "Notice of Nonpayment" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, in each instance delivered or performed on a Business Day and sent to the contact person at the address and/or fax numbers set forth in Section 10.3 of the Agreement, the original of which is subsequently delivered by registered or certified mail from the Subordination Agent (or, with respect to Insured Amounts in respect of Deficiency Amounts described in item (g) of the definition of "Deficiency Amount," from any Liquidity Provider) specifying the Insured Amount which shall be due and owing to the Class G Trustee (or, with respect to Insured Amounts in respect of Deficiency Amounts described in item (g) of the definition of "Deficiency Amount," to any Liquidity Provider) for distribution to the Holders or any Liquidity Provider, as applicable, on the applicable Distribution Date.

          "Order" shall mean a final, non-appealable order of a court of competent jurisdiction exercising jurisdiction in an insolvency proceeding.

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          "Preference Amount" means any payment of principal of, or
interest at the Stated Interest Rate on, the Series G Equipment Notes made to the Class G Trustee or the Subordination Agent or (without duplication) any payment of the Pool Balance of, or interest at the Stated Interest Rate on, the Class G Certificates (including payments under the Class G Liquidity Facility) made to a Holder which has become recoverable or been recovered from the Class G Trustee, the Subordination Agent or the Holders (as the case may be) as a result of an Order determining or deeming such payment to be a preferential transfer pursuant to the United States Bankruptcy Code or otherwise rescinding such payment or requiring such payment to be returned.

          "Subordination Agent" shall mean Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent under the Agreement, or any successor thereto under the Agreement.

          "Trust Agreement" shall mean the Pass Through Trust Agreement, dated as of February 15, 2000, among American Trans Air, Inc., Amtran, Inc. and the Class G Trustee, pursuant to which the Class G Certificates have been issued.

          Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement as of the date of execution of this Policy.

          Notwithstanding the first sentence of the second paragraph of the face of this Policy, the Insurer will pay any Insured Amount payable hereunder no later than 4:00 p.m. (New York City time) to the Subordination Agent (or, with respect to Insured Amounts in respect of Deficiency Amounts described in item (g) of the definition of "Deficiency Amount," to any Liquidity Provider) on the later of (i) the Distribution Date on which the related Deficiency Amount occurs, or (ii) the Business Day on which the Insurer receives a Notice of Nonpayment; provided that, if such Notice of Nonpayment is received after 1:00 p.m. (New York City time) on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice of Nonpayment is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Subordination Agent (or any Liquidity Provider, if applicable) and the Subordination Agent (or any Liquidity Provider, if applicable) may submit an amended Notice of Nonpayment.

          Notwithstanding the third paragraph of the face of this Policy, the Insurer shall pay any Preference Amount due to be paid pursuant to an Order, no later than 4:00 p.m. on the earlier of (x) the Special Distribution Date established for the payment of such Preference Amount and
(y) the third Business Day prior to the expiration of this Policy, but in any event no earlier than the third Business Day following receipt by the Insurer on a Business Day of (i) a certified copy of an Order, (ii) a certificate by or on behalf of the Subordination Agent, the Class G Trustee or the Holder that such Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Subordination Agent, the Class G Trustee or the Holder, irrevocably assigning to the Insurer all rights and claims of the Subordination Agent, the Subordination Agent, the Class G Trustee or the Holder (provided such Preference Amount is received by the Holder) with respect to such Preference Amount and (iv) a Notice of Avoided Payment (in the form attached hereto as Exhibit B) appropriately completed and executed by the Subordination Agent. Any Notice of Avoided Payment received by the Insurer after 1:00 p.m. on a Business Day shall be deemed to have been received on the next Business Day. If any Notice of Avoided Payment is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph and the Insurer shall promptly so advise the

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


Subordination Agent and the Subordination Agent may submit an amended Notice of Avoided Payment. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Subordination Agent or the Holder directly, unless the Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will make such payment to the Subordination Agent for payment over to the Holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

          No instrument of assignment shall be required notwithstanding the second paragraph of the face of this Policy except in connection with payment of a Preference Amount. Notwithstanding the second paragraph of the face of this Policy, the Insurer shall not be subrogated to the Class G Certificates, and shall be subrogated to the Series G Equipment Notes only to the extent provided in the Agreement. For the avoidance of doubt, the subrogation provisions in the Agreement include Sections 2.4, 3.2 and 3.3 thereof.

          A premium will be payable on this policy in accordance with the terms of the Insurance Agreement.

          The face of the Policy to which this Endorsement is attached and of which it forms a part is hereby amended to provide that the Insurer shall have no obligation (i) to pay any Insured Amount or Preference Amount except at the times and in the amounts expressly provided for in this Policy or (ii) to pay any amount in excess of the aggregate original face amount of the Class G Certificates plus interest at the Stated Interest Rate for the Class G Certificates for the period during which the Class G Certificates were outstanding. This Policy does not cover (i) premiums, if any, payable in respect of the Class G Certificates, (ii) shortfalls, if any, attributable to the Subordination Agent, the Class G Trust or the Class G Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability) or (iii) any risk other than the risk of Nonpayment and the risk of the occurrence of a Preference Amount, including failure of the Subordination Agent or the Class G Trustee to make any payment due to the Holders of the Class G Certificates from funds received.

          This Policy and the obligations of the Insurer hereunder shall terminate on the earlier of (i) July 16, 2018 and (ii) the date that is one year and one day after the date that the Pool Balance of and all interest at the Stated Interest Rate on the Class G Certificates has been paid in full. Notwithstanding the foregoing, the Insurer shall continue, after termination of this Policy, to be obligated to pay any Insured Amounts or Preference Amounts with respect to which a Notice of Nonpayment or Notice of Avoided Payment has been given prior to termination of this Policy.

          Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as specifically provided for otherwise by this Endorsement.

          The obligations of the Insurer to make payments to any Liquidity Provider hereunder may not be amended or modified without the consent of such Liquidity Provider.

          This Policy is issued under and pursuant to, and shall be construed under, the laws of the State of New York.

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


          IN WITNESS WHEREOF, the Insurer has caused this Endorsement to the Policy to be signed by its duly authorized officers.

First Vice President                           Assistant Secretary

_______________________                        ____________________

                                EXHIBIT A-1
                TO THE CERTIFICATE GUARANTY INSURANCE POLICY

                            Policy No. AB0336BE

                      NOTICE OF NONPAYMENT AND DEMAND
                      FOR PAYMENT OF AN INSURED AMOUNT


                                 Date: [ ]



                        AMBAC ASSURANCE CORPORATION
                           One State Street Plaza
                          New York, New York 10004
                         Attention: General Counsel


          Reference is made to Certificate Guaranty Insurance Policy No. AB0336BE (together with all endorsements thereto, the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the Policy unless the context otherwise requires.

          The Subordination Agent hereby certifies as follows:

               1. The Subordination Agent is an agent for the Class G Trustee under the Intercreditor Agreement.

               2. The relevant Distribution Date is __________. Such Distribution Date is a [Regular Distribution Date, a Special Distribution Date or the Final Legal
                    Distribution Date].

               [3. Payment of interest at the Stated Interest Rate on the Class G Certificates accrued to the Distribution Date which is a Regular Distribution Date as determined pursuant to paragraph (a) of the definition of "Deficiency Amount" in the Policy is an amount equal to $_________________.]

               [3. The amount determined for payment to the Holders of the Class G Certificates pursuant to paragraph (b) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is a Special Distribution Date in respect of a reduction in the outstanding Pool Balance of such Class G Certificates and interest on the amount of such reduction at the Stated Interest Rate from the immediately preceding Regular Distribution Date to such Special Distribution Date is $___________.]

               [3. The Subordination Agent has not received a timely Notice of Insurer Election pursuant to the Policy and the amount determined for payment to the Holders of the Class G Certificates pursuant to paragraph (c) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is a Special Distribution Date in respect of the outstanding principal amount of the relevant Series G Equipment Note(s) and interest accrued thereon at the Stated Interest Rate for the Class G Certificates from the

                                   A-1-1
                    immediately preceding Regular Distribution Date to such Special Distribution Date is $_______.]

               [3. The Subordination Agent has received a timely Notice of Insurer Election pursuant to the Policy and the amount determined for payment to the Holders of the Class G Certificates pursuant to the proviso in paragraph (c) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is a Special Distribution Date in respect of scheduled principal (without regard to acceleration thereof) and interest at the Stated Interest Rate for the Class G Certificates that is due on the relevant Series G Equipment Note(s) during the twenty-four (24) month period referred to in such paragraph (c) is $_________.]

               [3. The Subordination Agent has received a timely Notice of Insurer Election pursuant to the Policy, no Election Distribution Date has been established pursuant to the Policy and the amount determined for payment to the Holders of the Class G Certificates pursuant to paragraph (d) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is a Regular Distribution Date in respect of scheduled principal (without regard to acceleration thereof) and (without duplication of any payments that may be required to be made pursuant to paragraph (a) of such definition) interest at the Stated Interest Rate for the Class G Certificates due on the Regular Distribution Date on the relevant Series G Equipment Note(s) is $____________.]

               [3. The amount determined for payment to the Holders of the Class G Certificates pursuant to paragraph (e) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is an Election Distribution Date in respect of the outstanding principal balance of the relevant Series G Equipment Note(s) and accrued interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Election Distribution Date is $----------.]

               [3. The amount determined for payment to the Holders of the Class G Certificates pursuant to paragraph (f) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is the Final Legal Distribution Date in respect of interest at the Stated Interest Rate and the Pool Balance of such Certificates is $__________.]

               4. There is a Deficiency Amount in respect of such Distribution Date of $__________________ in respect of the Class G Certificates, which amount is an Insured Amount pursuant to the terms of the Policy.

               5. The sum of $__________________ is the Insured Amount that is Due for Payment.

               6. The Subordination Agent has not heretofore made a demand for the Insured Amount in respect of such Distribution Date.



                                   A-1-2

               7. The Subordination Agent hereby requests that payment of such Insured Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

     [    ]
             ABA #[     ]
             Acct # [     ]
             FBO:   [     ]

     [Policy Account number.]

               8. The Subordination Agent hereby agrees that, following receipt of the Insured Amount from Ambac, it shall (a) cause such funds to be deposited in the Policy Account and not permit such funds to be held in any other account, (b) cause such funds to be paid to the Class G Trustee for distribution to the Holders in payment of the Pool Balance of, or interest on, the Class G Certificates (as applicable) and not apply such funds for any other purpose and (c) maintain an accurate record of such payments with respect to the Class G Certificates and the corresponding claim on the Policy and proceeds thereof.

                                          Wilmington Trust Company, not in its
                                          individual capacity but solely as
                                          Subordination Agent

                                          By:___________________________

                                          Title:_________________________
                                                   (Officer)


                                   A-1-3

                                EXHIBIT A-2
                TO THE CERTIFICATE GUARANTY INSURANCE POLICY

                            Policy No. AB0336BE

                      NOTICE OF NONPAYMENT AND DEMAND
          FOR PAYMENT OF AN INSURED AMOUNT TO A LIQUIDITY PROVIDER


                                 Date: [ ]


                        AMBAC ASSURANCE CORPORATION
                           One State Street Plaza
                          New York, New York 10004
                         Attention: General Counsel

          Reference is made to Certificate Guaranty Insurance Policy No. AB0336BE (together with all endorsements thereto, the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the Policy unless the context otherwise requires.

               The  Liquidity Provider hereby certifies as follows:

               1. The relevant Distribution Date is __________. Such Distribution Date is a Distribution Date described in item (g) of the definition of "Deficiency Amount" in the Policy. The Excess Interest paid on such Distribution Date to the Liquidity Provider is $________.

               2. There is a Deficiency Amount in respect of such Distribution Date of $__________________ in respect of amounts owed to the Liquidity Provider, which amount is an Insured Amount pursuant to the terms of the Policy.

               3. The sum of $__________________ is the Insured Amount that is Due for Payment to the Liquidity Provider.

               4. The Liquidity Provider has not heretofore made a demand for the Insured Amount in respect of such Distribution Date.

               5. The Liquidity Provider hereby requests that payment of such Insured Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

                           [    ]
                                   ABA #[     ]
                                   Acct # [     ]
                                   FBO:   [     ]

                           [Policy Account number.]

                                   A-2-1

               6. The Liquidity Provider hereby agrees that, following receipt of the Insured Amount from Ambac, it shall maintain an accurate record of such payments with respect to all Liquidity Facilities of the Liquidity Provider and the corresponding claim of the Liquidity Provider on the Policy and proceeds thereof.

                                       Citibank, N.A., as Liquidity Provider

                                       By:_________________________

                                       Title:________________________
                                                   (Officer)


                                   A-2-2

                                 EXHIBIT B
                TO THE CERTIFICATE GUARANTY INSURANCE POLICY

                            Policy No. AB0336BE

                    NOTICE OF AVOIDED PAYMENT AND DEMAND
                     FOR PAYMENT OF PREFERENCE AMOUNTS


                                 Date: [ ]


                        AMBAC ASSURANCE CORPORATION
                           One State Street Plaza
                          New York, New York 10004
                         Attention: General Counsel

          Reference is made to Certificate Guaranty Insurance Policy No. AB0336BE (together with all endorsements thereto, the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the Policy unless the context otherwise requires.

          The Subordination Agent hereby certifies as follows:

               1. The Subordination Agent is an agent for the Class G Trustee under the Intercreditor Agreement.

               2. The Subordination Agent has established ______________ as a Special Distribution Date pursuant to the Agreement for amounts claimed hereunder.

               3. An Order providing for the recovery of a Preference Amount of $___________________ has been issued.

               4. $__________________ of the amount set forth in item No. 3 above has been paid by the Holders and $________________ is required to be paid to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

               5. The Subordination Agent has not heretofore made a demand for such Preference Amount.

               6. The Subordination Agent hereby requests that payment of $______________ of such Preference Amount be made to the receiver, conservator, debtor-in- possession or trustee in bankruptcy named in the Order and $________________ of such Preference Amount be paid to the Subordination Agent for payment over to the Class G Trustee for distribution to the Holders, in each case, by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

               7. For the portion to be paid to the receiver, conservator, debtor-in-possession or trustee, to ______________________:

  ABA  #[     ]
  Acct #[     ]
  FBO:  [     ]

               [relevant account number]
               For the portion to be paid to the Subordination Agent:

               ABA #[     ]
               Acct # [     ]
               FBO:   [     ]

         [Policy Account Number]


                                      Wilmington Trust Company, not in its
                                      individual capacity but solely as
                                      Subordination Agent

                                      By:__________________________

                                      Title:   _________________________
                                                   (Officer)





                                    B-2